UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 25, 2017

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2325
Atlanta, Georgia 30328
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (855) 858-9794

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On April 25, 2017, Dawsonville Bluffs, LLC (the “Joint Venture”), a joint venture between a wholly-owned indirect subsidiary of CatchMark Timber Trust, Inc. (the “Company”) and the Missouri Department of Transportation & Patrol Retirement System (“MPERS”), acquired a portfolio of 11,031 acres of high-quality commercial timberlands located in North Georgia (the “Dawsonville Portfolio”). The Joint Venture acquired the Dawsonville Portfolio for an aggregate purchase price of $20 million, exclusive of closing costs.

The Company, through its indirect subsidiaries, holds a fifty percent (50%) membership interest in the Joint Venture and serves as the sole manager of the Joint Venture. The Company manages the day to day business and activities of the Joint Venture, subject to certain major decisions that require the prior consent of MPERS. The Company funded its equity investment in the Joint Venture with funds borrowed under its existing multi-draw credit facility.

The Dawsonville Portfolio borders the Chattahoochee National Forest and is located within 90 miles of both Atlanta, Georgia and Chattanooga, Tennessee. Heavily stocked at an average of 51 tons of merchantable timber per acre, the Dawsonville Portfolio is comprised of approximately 75% pine with approximately 41% sawtimber. The Dawsonville Portfolio will be managed by Forestry Resource Consultants, Inc.

On April 25, 2017, the Company issued a press release regarding the Joint Venture’s acquisition of the Dawsonville Portfolio. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item 7.01. Attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01 is a copy of a presentation regarding the Joint Venture and the Dawsonville Portfolio which the Company has prepared for use with market analysts and other potential joint venture partners.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01            Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release dated April 25, 2017
99.2	Dawsonville Portfolio Presentation

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers of this Current Report on Form 8-K should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this Current Report on Form 8-K. Factors that could cause or contribute to such differences include, but are not limited to, (i) the Joint Venture may not generate the harvest volumes or the harvest mix from its timberlands that the Company currently anticipates and the demand for the Joint Venture’s timber may not be as great as the Company currently expects; (ii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact the Joint Venture’s ability to generate income and cash flow from sales of higher-and-better use properties; (iii) the Joint Venture may not be able to take advantage of the mitigation bank credits in the amount that the Company currently anticipates; (iv) the Company may not be successful in raising additional institutional capital through other joint ventures to fund its growth initiatives and enhance returns; and (v) the factors described in Item 1A. of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the heading “Risk Factors” and its other filings with Securities and Exchange Commission. You are cautioned not to place undue reliance on any of these forward-looking statements, which reflect the Company’s views only as of the date of this Form 8-K. Furthermore, except as required by law, the Company is under no duty to, and does not intend to, update any of its forward-looking statements after this date, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: April 25, 2017	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Chief Financial Officer, Assistant Secretary and Treasurer